Exhibit 99.1

OMNIQ Corp. Awarded a $1.0 Million Purchase Order by a Leading Sales and Marketing Agency

●	Customer has over 25,000 employees and more than 100 offices worldwide focused on supporting consumer packaged goods companies and retailers
●	Purchase order follows orders recently received from diversified multibillion-dollar verticals, including healthcare, food, metals, transportation, logistics and safety.

SALT LAKE CITY, Oct. 5, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced today that it received a $1.0 million order from a leading sales and marketing agency focused on serving the consumer packaged goods (CPG) and retail industries. The order is for the supply of rugged mobile computers and barcode scanners to be used in retail merchandising services. It follows recently announced purchase agreements from a diverse group of verticals, including healthcare, food, metals, transportation, logistics and safety.

With over 25,000 employees in more than 100 offices worldwide, the privately held company is behind the sales and marketing for many of the most recognizable brands in the world and is a proven resource for many top retailers. The customer offers a broad range of outsourced sales, marketing and retail merchandising services, helping its CPG and retail clients move products off shelves and into shoppers’ baskets throughout the U.S., Canada and Europe. Its retail merchandising support services include accelerating speed-to-shelf of new products, achieving increased distribution of current products, and ensuring accurate out-of-stocks and voids.

OMNIQ’s sophisticated supply chain solutions accurately and quickly capture product data and efficiently implement retail solutions for the customer’s clients. OMNIQ’s durable and advanced mobile scanning and computing technology empowers the customer to use point-of-sale data to track, analyze and optimize in-store activities, automate various complex processes, and capture critical information for data analytics. The customer has almost 20,000 retail associates in stores every day.

“This order is another vote of confidence in the quality and reliability of our supply chain solutions for the retail and CPG industries,” said Shai Lustgarten, President and CEO of OMNIQ. “With similar successes in the healthcare, supermarket, transportation, and basic materials verticals, this purchase order demonstrates the strength of our diversified customer base. Such diversity mitigates risks in the business environment that many companies are facing these days. The customer is a sales and marketing powerhouse with unparalleled penetration across the entire retail spectrum and foodservice industry, from national big-box and club stores to specialty retail channels, working with leading and emerging CPG brands. We intend to further grow our partnership with this leading customer by leveraging our advanced solutions and the customer’s vast client exposure.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com